UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 6, 2012

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2012, IntraLinks Holdings, Inc. (the “Company”) and its wholly-owned direct subsidiary IntraLinks, Inc., as borrower (the “Borrower”), entered into Amendment No. 3 (the “Third Amendment”) to the First Lien Credit Agreement dated as of June 15, 2007 (as previously amended by Amendment No. 1 dated as of May 14, 2010 and Amendment No. 2 dated as of November 24, 2010, the “First Lien Credit Facility”), by and among the Company, the Borrower, each lender from time to time party thereto, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent for the lenders and as syndication agent, and ING Capital LLC, as documentation agent.

The Third Amendment amends certain provisions of the First Lien Credit Facility to, among other things, allow for the Borrower to voluntarily prepay amounts outstanding under the First Lien Credit Facility in an amount equal to $15,000,000 and to increase the amount the Company and its subsidiaries can spend on capital expenditures for the remainder of the term of the First Lien Credit Facility. In exchange for their agreement to enter into the Third Amendment, the Borrower agreed to pay a small fee to the consenting lenders. In addition, the Borrower paid an arrangement fee to Deutsche Bank Securities Inc.

Deutsche Bank Securities Inc., which together with certain of its affiliates served as a joint lead arranger, a joint bookrunner, administrative agent, collateral agent, syndication agent, swing line lender, issuing lender for commercial letters of credit, issuing lender for standby letters of credit and/or as a lender under the First Lien Credit Facility, also served as an underwriter in the Company’s initial public offering which closed on August 11, 2010 (the “IPO”), and the Company’s follow-on public offerings which closed on December 10, 2010 and April 12, 2011, respectively (the “Offerings”). Credit Suisse Securities (USA) LLC, which served as a joint lead arranger, a joint bookrunner, and a lender under the First Lien Credit Facility also served as an underwriter in the Company’s IPO and Offerings.

On April 6, 2012, the Borrower prepaid $15,000,000 of the outstanding balance under the term loan set forth in the First Lien Credit Facility as provided for in the Third Amendment.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1 Amendment No. 3, dated as of April 6, 2012, to the First Lien Credit Agreement, dated as of June 15, 2007, by and among the Company, IntraLinks, Inc., each lender from time to time party thereto, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent for the lenders and as syndication agent, and ING Capital LLC, as documentation agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2012

INTRALINKS HOLDINGS, INC.

By:	/s/ Anthony Plesner
Anthony Plesner
Chief Financial Officer